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                                                                     EXHIBIT 23b

We have issued our report dated January 24, 1997, accompanying the financial statements and schedules of Superior Pharmaceutical Company contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, as amended, and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton LLP
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Grant Thornton


Cincinnati, Ohio
November 25, 1997